Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 25, 2015, among Lantheus Holdings, Inc. (the “Parent Guarantor”), an indirect parent of Lantheus Medical Imaging, Inc., a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 10, 2010, providing for the issuance of 9.750% Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Parent Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Parent Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Parent Guarantor hereby agrees as follows:

(a) The Parent Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Parent Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(b) The Parent Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to and subject to the other conditions set forth in Article 12 of the Indenture of a senior basis.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Parent Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Parent Guarantor and the Issuer.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 25, 2015

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President, General Counsel & Secretary

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President, General Counsel & Secretary

LANTHEUS MI INTERMEDIATE, INC.

By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President, General Counsel & Secretary

LANTHEUS MI REAL ESTATE, LLC

By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph O’Donnell
Authorized Signatory

[SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE]